UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2013

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 25, 2013, Jerome E. Groopman and Anne M. VanLent have been appointed to the board of directors of Onconova Therapeutics, Inc. (the “Company”), thereby joining Ramesh Kumar, Ph.D., Michael B. Hoffman, Henry S. Bienen, Ph.D., Viren Mehta and E. Premkumar Reddy, Ph.D.

Dr. Groopman will serve on the Company’s nominating and corporate governance committee.  Ms. VanLent will serve on the Company’s audit committee and compensation committee, with Ms. VanLent serving as the chairperson of the audit committee. The Company’s directors are elected to the board of directors for a one-year term, to serve until the election and qualification of successor directors at the annual meeting of stockholders, or until the director’s earlier removal, resignation or death.

Dr. Groopman, 61, has served as the Dina and Raphael Recanati Professor of Medicine at Harvard Medical School since January 1992. He has also served as Attending Hematologist/Oncologist at Beth Israel Deaconess Medical Center since July 1996. Dr. Groopman received an M.D. from Columbia University College of Physicians and Surgeons, and a B.A. in Political Philosophy from Columbia College. The Company’s board of directors believes Dr. Groopman’s perspective and experience in the healthcare industry, as well as his educational background, provide him with the qualifications and skills to serve as a director.

Ms. VanLent, 65, has served as President of AMV Advisors, a personal consulting firm providing strategic and financial services to companies in the greater life sciences sector, since May 2008. Ms. VanLent has served as a director and chair of the audit committee of Biota Pharmaceuticals, Inc. since May 2013, Aegerion Pharmaceuticals, Inc. since April 2013 and Ocera Therapeutics, Inc. since March 2011. From December 2004 to May 2013, Ms. VanLent served as a director of Integra Life Sciences Holding Corporation, where she was a member of the audit committee from December 2004 to May 2013, serving as its chair from May 2006 to May 2012, and a member of the compensation committee from 2005 to 2006. Ms. VanLent also served as a director of Penwest Pharmaceuticals Co., from 1998 to 2010, where she was chair of the audit committee from 1999 to 2010 and chair of the nomination and governance committee from 2008 to 2010. Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. The Company’s board of directors believes Ms. VanLent’s perspective and experience as a director of other public companies, as well as her educational background, provide her with the qualifications and skills to serve as a director.

A description of the contracts and arrangements to which the Company’s director are a party or in which they participate have previously been reported by the Company in its prospectus, dated July 24, 2013, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 30, 2013, the Company’s tenth amended and restated certificate of incorporation, in the form previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-189358) (the “Registration Statement”), became effective. On July 30, 2013, the Company’s amended and restated bylaws, in the form previously filed as Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registration Statement, became effective. A description of the Company’s capital stock giving effect to the amendment and restatement of its certificate of incorporation and bylaws has previously been reported by the Company in its prospectus, dated July 24, 2013, filed pursuant to Rule 424(b) of the Securities Act. The tenth amended and restated certificate of incorporation and the amended and restated bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item       8.01 Other Events

On July 29, 2013, the Company issued a press release announcing the appointment of Dr. Groopman and Ms. VanLent to the board of directors of the Company.  A copy of the press release is filed herewith as Exhibit 99.1.

On July 30, 2013, the Company issued a press release announcing the completion of its initial public offering of 5,941,667 shares of common stock (the “Shares”), including 775,000 shares of common stock issued upon the exercise in full by the underwriters of their option to purchase additional shares to cover over-allotments, for cash consideration of $15.00 per share (before underwriting discount) to a syndicate of underwriters led by Citigroup Global Markets Inc. and  Leerink Swann LLC, acting as joint bookrunning managers. The other underwriters in the syndicate were Piper Jaffray & Co. and Janney Montgomery Scott LLC, acting as co-managers.  A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Onconova Therapeutics, Inc.

99.1	Press Release, dated July 29, 2013

99.2	Press Release, dated July 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2013	Onconova Therapeutics, Inc.

	By:	/s/ Ramesh Kumar, Ph.D.
Name: Ramesh Kumar, Ph.D.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Onconova Therapeutics, Inc.

99.1	Press Release, dated July 29, 2013

99.2	Press Release, dated July 30, 2013